                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2)
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                GEV CORPORATION
               (Name of Registrant as Specified In Its Charter)

                                GEV CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.
[ ]     $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     4)   Proposed maximum aggregate value of transaction:


     5)   Total Fee paid:



[ ]     Fee previously paid with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amounts Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:

Preliminary Proxy Materials

                                GEV CORPORATION
                            3 Greenwich Office Park
                         Greenwich, Connecticut 06831

                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                March 27, 1995

                                 ------------


To the Stockholders of
GEV CORPORATION

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GEV Corporation, a Delaware corporation formerly known as Finevest Foods, Inc. (the "Company"), will be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut 06902 on Monday, March 27, 1995 at 10:00 A.M. for the following purposes:

          (1) To elect two directors to serve until their successors are duly elected and qualified;

          (2) To approve an amendment to the Company's Third Restated Certificate of Incorporation (the "Certificate of
               Incorporation") to effect a one-for-four reverse split of the Company's Class A Common Stock and Class B Common Stock;

          (3) To approve an amendment to the Certificate of Incorporation to change the Company's name from GEV Corporation to Pioneer Companies, Inc., subject to the consummation of the acquisition described in the accompanying Proxy Statement;

          (4)  To approve the 1995 Stock Incentive Plan;

          (5) To ratify the appointment of Deloitte & Touche LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1995; and

          (6) To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

          In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on March 2, 1995 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

          As of March 2, 1995, Mr. William R. Berkley, Chairman of the Board of Directors of the Company, owned approximately 53.1% of the Company's Class A Common Stock (representing approximately 52.1% of the voting power of the Company's outstanding capital stock) and thus has sufficient voting power to determine the results of the matters to be considered at the Annual Meeting. Mr. Berkley has advised the Company that he will vote FOR each of the proposals to be considered at the Annual Meeting.

          Your attention is directed to the accompanying Proxy Statement.

          You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                              By Order of the Board of Directors,


                              Nelson A. Barber
                              Assistant Secretary
Dated: March [  ], 1995

                                GEV CORPORATION
                                PROXY STATEMENT

                                 ------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                March 27, 1995

                                 ------------

                    SOLICITATION AND REVOCATION OF PROXIES


          The enclosed proxy is solicited by the Board of Directors of GEV Corporation (formerly known as Finevest Foods, Inc. and referred to herein as the "Company") for use at the Annual Meeting of Stockholders to be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut 06902 on Monday, March 27, 1995, at 10:00 A.M. and at any adjournment thereof. The giving of a proxy does not preclude a stockholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, stockholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. If a returned proxy does not specify a vote for or against a proposal, it will be voted in favor thereof. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). The Company's Annual Report for the fiscal year ended December 31, 1994 is being mailed simultaneously with this Proxy Statement. The approximate mailing date of this Proxy Statement and the proxy is March [ ], 1995.

                              BANKRUPTCY FILINGS

          On February 11, 1991, the Company and each of its five operating subsidiaries filed voluntary petitions seeking reorganization under chapter 11 of the United States Bankruptcy Code. On July 9, 1992, the Second Amended Joint Plan of Reorganization filed by the Company and its dairy subsidiaries (the "Reorganization Plan") became fully effective pursuant to a confirmation order issued by the U.S. Bankruptcy Court. The Company's operating subsidiaries subsequently ceased operations and disposed of substantially all of their assets.

                      OUTSTANDING STOCK AND VOTING RIGHTS

          Only stockholders of record at the close of business on March 2, 1995 are entitled to notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding on that date and entitled to vote was (i) 15,168,663 shares of Class A Common Stock and (ii) 3,077,419 shares of Class B Common Stock (which was issued to the Company's former lending banks under the Reorganization Plan). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to one-tenth of one vote. Class A Common Stock and Class B Common Stock will vote together as a single class on all matters to be acted on at the Annual Meeting. Class B Common Stock is fully convertible at any time into Class A Common Stock on a share-for-share basis. Information as to persons beneficially owning 5% or more of the Common Stock may be found under the heading "Security Ownership of Certain Beneficial Owners and Management" herein.

          Unless otherwise directed in the proxy, the persons named therein will vote "FOR" the election of the director nominees listed below and "FOR" each of the other proposals to be considered at the Annual Meeting.

          All matters to be acted on at the Annual Meeting, other than Proposals 2 and 3, require the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting to constitute the action of the stockholders. Proposals 2 and 3 will each require for approval the affirmative vote of a majority of the voting power of the outstanding Common Stock. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentences. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required.

          As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

                             PROPOSED ACQUISITION

          After the Company and its dairy subsidiaries emerged from bankruptcy proceedings in 1992, substantially all of the operating assets of the subsidiaries were sold, and the proceeds of such sales were used to pay indebtedness and expenses. As a result, the Company does not presently conduct any business. On January 24, 1995, the Company entered into a letter of intent providing for the acquisition by the Company (the "Pioneer Acquisition") of all of the outstanding shares of the capital stock of Pioneer Americas, Inc. ("Pioneer"). Through its subsidiaries, Pioneer, which is based in Houston, Texas and is privately held, manufactures and distributes chlorine, caustic soda and related products used in a variety of applications, including water treatment, plastics, detergents and agricultural chemicals. Pioneer had revenues of approximately $165 million for the year ended December 31, 1994. The purchase price of the Pioneer Acquisition will be $152.5 million in cash, subject to provisions for adjustment, plus $10 million in aggregate principal amount of subordinated notes of the Company and certain amounts payable after the closing of the Acquisition and based upon earnings or proceeds attributable to certain of Pioneer's assets. A portion of the purchase price will be used to pay indebtedness of Pioneer existing on the purchase date.

          The Pioneer Acquisition is subject to various conditions, including the execution of definitive documentation and the receipt of required approvals and of the financing necessary to effect the acquisition. Such financing is expected to include (i) the issuance by the Company of 11,363,636 shares of its Class A Common Stock to Interlaken Investment Partners, L.P., a limited partnership (the "Interlaken Partnership") of which Mr. William R. Berkley, through controlled entities, is the general partner, for a cash purchase price of approximately $____ per share, (ii) the issuance by a subsidiary of the Company of approximately $130 million aggregate principal amount of senior notes and (iii) a bank credit facility for such subsidiary in the amount of approximately $30 million. In addition, the Company expects that it will issue to the sellers of the stock of Pioneer (the "Pioneer Selling Stockholders") subordinated notes in an aggregate principal amount of $10 million and that certain of the Pioneer Selling Stockholders, and certain employees of Pioneer or its subsidiaries, will purchase approximately 4,545,455 shares of Class A Common Stock of the Company for a cash purchase price of $____ per share.

          THE PIONEER ACQUISITION AND THE RELATED TRANSACTIONS DESCRIBED IN THE PRECEDING PARAGRAPH DO NOT REQUIRE THE APPROVAL OF THE STOCKHOLDERS OF THE COMPANY, AND THE STOCKHOLDERS OF THE COMPANY ARE NOT BEING ASKED TO VOTE ON SUCH MATTERS.

          There can be no assurance that the Pioneer Acquisition will be consummated. If the Pioneer Acquisition is not consummated, the Company would not change its name to Pioneer Companies, Inc. as contemplated by Proposal 3 being submitted to stockholders pursuant to this Proxy Statement.


PROPOSAL 1:    ELECTION OF DIRECTORS

          As permitted by Delaware law, the Board of Directors of the Company is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of two directors expires, and it is the intention of the Board of Directors that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the reelection of Donald J. Donahue and Jack H. Nusbaum as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 1998 and until their successors are duly chosen.

          The persons designated as proxies reserve full discretion to cast votes for other persons in the event the nominees are unable to serve. However, the Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the two named nominees.

          The Board of Directors expects that, if the Pioneer Acquisition is consummated, the number of directors constituting the Board will be increased from six to eight and that the Board of Directors would elect Richard C. Kellogg, Jr. and Thomas H. Schnitzius as directors to fill the positions created by such increase, with terms expiring in 1998 and 1997, respectively. Mr. Kellogg is the Chairman of the Board of Pioneer and Mr. Schnitzius is a director of Pioneer. The Board of Directors of the Company also expects that, if the Pioneer Acquisition is consummated, Mr. Kellogg would be elected President and Chief Executive Officer of the Company. Stockholders of the Company are not being asked to vote on the proposal to elect Mr. Kellogg and Mr. Schnitzius as directors if the Pioneer Acquisition is consummated.
Certain information with respect to Mr. Kellogg and Mr. Schnitzius is set forth below.

          The following table sets forth information regarding the nominees and the remaining directors who will continue in office after the Annual Meeting.


                                                     Served as
                                                    Director of                               Business Experience
                                                    the Company                              During Past 5 Years,
 Name                                            Continuously Since                        Age and Other Information


 Nominees to Serve in Office Until 1998

 Donald J. Donahue*                                     1988                Chairman of the Board of Magma Copper Company since
                                                                            1987 and Chairman of Nacolah Holding Co., a life and
                                                                            health insurance company, from 1990 to 1993.  From
                                                                            1984 to 1985, Mr. Donahue served as Chairman and was
                                                                            a director of KMI Continental Group, Inc., a natural
                                                                            resource conglomerate. From 1975 to 1984, he was Vice
                                                                            Chairman and a director of Continental Group, Inc.
                                                                            Mr. Donahue is a trustee of Northeast Utilities, Inc.
                                                                            and a director of Signet Star Holdings, Inc., a
                                                                            reinsurance holding company.  He is also a director
                                                                            of Counsellors Tandem Securities Fund, Inc. and
                                                                            eleven other registered investment companies managed
                                                                            by EMW Warburg Pincus Counsellors, Inc. (Warburg,
                                                                            Pincus Fixed Income Fund; Warburg, Pincus New York
                                                                            Municipal Bond Fund; Counsellors Global Fixed Income
                                                                            Fund, Inc.; Counsellors Intermediate Maturity
                                                                            Government Fund, Inc.; Warburg, Pincus Institutional
                                                                            Fund, Inc.; Counsellors International Equity Fund,
                                                                            Inc.; Counsellors New York Tax Exempt Fund, Inc.;
                                                                            Counsellors Cash Reserve Fund, Inc.; Warburg, Pincus
                                                                            Capital Appreciation Fund; Counsellors Emerging
                                                                            Growth Fund, Inc.; and Counsellors Tandem Securities
                                                                            Fund, Inc.).  Mr. Donahue is 70 years of age.





*    Member of Audit Committee.


                                                     Served as
                                                    Director of                               Business Experience
                                                    the Company                              During Past 5 Years,
 Name                                            Continuously Since                        Age and Other Information


 Jack H. Nusbaum**                                      1988                Senior Partner and Co-Chairman in the New York law
                                                                            firm of Willkie Farr & Gallagher.  Mr. Nusbaum is a
                                                                            director of W.R. Berkley Corporation, a property and
                                                                            casualty insurance company, The Topps Company, Inc.,
                                                                            a manufacturer of collectible picture products and
                                                                            gum, Signet Star Holdings, Inc., Republic New York
                                                                            Securities Corporation and Hirschl & Adler Galleries,
                                                                            Inc. Mr. Nusbaum is a member of the Retention
                                                                            Committee of the New York Partnership as well as a
                                                                            director and member of the Executive Committee of the
                                                                            New York City Economic Development Corporation.  Mr.
                                                                            Nusbaum is also a trustee of Blythedale Children's
                                                                            Hospital, Prep for Prep, the Joseph Collins
                                                                            Foundation and the Robert Steel Foundation.  Mr.
                                                                            Nusbaum is 54 years of age.


 Directors to Continue in Office Until
 1996




**   Member of Compensation and Stock Option Committee.


                                                     Served as
                                                    Director of                               Business Experience
                                                    the Company                              During Past 5 Years,
 Name                                            Continuously Since                        Age and Other Information


 Philip J. Ablove*                                      1991                Restructuring consultant since July 1992.  Mr. Ablove
                                                                            was     President and Chief Executive Officer of the
                                                                            Company from January  1991 to July 1992, and a
                                                                            consultant to the Company from October 1990 to
                                                                            January 1991.  He has served as an officer and
                                                                            director specializing in     restructuring
                                                                            financially distressed companies since 1983.  He was
                                                                            a director of Ironstone Group, Inc. from June 1988
                                                                            until June 1990, Executive Vice President and Chief
                                                                            Financial Officer from September 1988 until February
                                                                            1989 and President and Chief Operating Officer from
                                                                            February 1989 until June 1990.  Ironstone Group, a
                                                                            publicly held holding company with interests in
                                                                            wholesale plumbing distribution and oil and gas
                                                                            exploration and production, filed a chapter 11
                                                                            petition in January 1991 for reorganization under
                                                                            federal bankruptcy law.  Mr. Ablove was Chairman of
                                                                            the Board of American National Petroleum Company, a
                                                                            subsidiary of the Ironstone Group, from December 1989
                                                                            until June 1990 and Executive Vice President and a
                                                                            director of Iron-Oak Supply corporation from July
                                                                            1988 until June 1990.  Iron-Oak Supply Corporation
                                                                            filed a bankruptcy petition in January 1991.  Until
                                                                            June 1988, Mr. Ablove had been Senior Vice President
                                                                            and Chief Financial Officer (from April 1986) and a
                                                                            director (from March 1986) of GCA Corporation, a
                                                                            company that manufactures and distributes
                                                                            semiconductor manufacturing equipment.  Mr. Ablove is
                                                                            55 years of age.




*    Member of Audit Committee.


                                                     Served as
                                                    Director of                               Business Experience
                                                    the Company                              During Past 5 Years,
 Name                                            Continuously Since                        Age and Other Information


 George H. Conrades                                     1988                President and CEO of Bolt Beranek and Newman Inc., a
                                                                            company engaged in packet switching data
                                                                            communications products and services, since January
                                                                            1995.  Mr. Conrades was Chairman of Conrades/Reilly
                                                                            Associates, Inc., a software and services firm, from
                                                                            August 1992 to January 1995.  He joined International
                                                                            Business Machines Corporation in 1961 and served as
                                                                            an officer from 1978 until his retirement in March
                                                                            1992, at which time he was a Senior Vice President.
                                                                            Mr. Conrades is Chairman of the Board of Trustees of
                                                                            Ohio Wesleyan University and a director of Bolt
                                                                            Beranek and Newman Inc., LightStream Corporation and
                                                                            Westinghouse Corporation.  Mr. Conrades is 55 years
                                                                            of age.

 Andrew M. Bursky*                                      1994                Managing Director of Interlaken Capital, Inc., a
                                                                            private investment and consulting firm, since May
                                                                            1980.  Mr. Bursky has been Chairman of the Board of
                                                                            Strategic Distribution, Inc., a distributor of
                                                                            maintenance and safety products to industry, since
                                                                            July 1988.  Mr. Bursky is an executive officer of
                                                                            Idle Wild Farm, Inc., a privately owned manufacturer
                                                                            of frozen food, which, in October 1993, while he was
                                                                            an executive officer, filed a chapter 11 petition for
                                                                            reorganization under federal bankruptcy law.
                                                                            Interlaken Capital, Inc., Strategic Distribution,
                                                                            Inc. and Idle Wild Farm, Inc. are corporations
                                                                            controlled by William R. Berkley.  Mr. Bursky is 38
                                                                            years of age.

 Director to Continue in Office Until
 1997



*    Member of Executive Committee.


                                                     Served as
                                                    Director of                               Business Experience
                                                    the Company                              During Past 5 Years,
 Name                                            Continuously Since                        Age and Other Information


 William R. Berkley* **                                 1988                Chairman of the Board of the Company since 1987.  He
                                                                            also serves as Chairman of the Board of several
                                                                            companies which he controls or founded.  These
                                                                            include W.R. Berkley Corporation and Interlaken
                                                                            Capital, Inc., a private investment and consulting
                                                                            firm. Mr. Berkley is also a director of Strategic
                                                                            Distribution, Inc.  Mr. Berkley is 49 years of age.


          It is the intention of the persons named on the enclosed form of proxy to vote "FOR" the election of the nominees for director named above.

          The following table sets forth information regarding Richard C. Kellogg, Jr. and Thomas H. Schnitzius, who are expected to be elected directors of the Company by the Board of Directors if the Pioneer Acquisition is consummated:


                                           Business Experience During
                                             Past 5 Years, Age and
     Name                                      Other Information

     Richard C. Kellogg, Jr.            Mr. Kellogg is a co-founder of Pioneer
                                        and has served as Chairman of the
                                        Board and as a director of Pioneer
                                        since its inception in 1988.  Mr.
                                        Kellogg is also, for 1994 and 1995,
                                        Chairman of the Board of Basic
                                        Investments, Inc., a corporation in
                                        which Pioneer holds an equity interest
                                        of approximately 32%.  This position
                                        is rotated among representatives of
                                        the equity owners of such corporation.
                                        From 1983 to 1993, Mr. Kellogg served
                                        as vice president of Trans Marketing
                                        Houston, Inc. ("TMHI"), an
                                        international trading company that he
                                        co-founded dealing in refined
                                        petroleum products and chemicals.
                                        TMHI filed for bankruptcy in April
                                        1993 and a liquidation plan was
                                        approved by the bankruptcy court
                                        in December 1993.  Mr. Kellogg is 43
                                        years of age.



*    Member of Executive Committee.

**   Member of Compensation and Stock Option Committee.

Thomas H. Schnitzius                    Mr. Schnitzius has been a principal in
                                        the Houston investment banking firm of
                                        Schnitzius & Vaughn since its
                                        formation in October 1987.  Prior to
                                        1987, he was a principal in the
                                        investment banking firm of Schnitzius
                                        & Co., Ltd.  Mr. Schnitzius has been a
                                        director of Pioneer since October
                                        1993.  Mr. Schnitzius is 52 years of
                                        age.


                       BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors of the Company met four times during 1994. Each of the persons serving as a director in 1994 attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the director was a member during 1994. The Board has three standing committees: the Executive Committee, the Compensation and Stock Option Committee and the Audit Committee. The Board of Directors does not have a Nominating Committee and the usual functions of such a committee are performed by the entire Board of Directors.

          The Executive Committee, composed of Messrs. Berkley and Bursky, is authorized to act on behalf of the Board during periods between Board meetings. The Committee did not meet during 1994.

          The Compensation and Stock Option Committee, composed of Messrs. Berkley and Nusbaum, establishes the level of compensation to be paid to the officers of the Company and will administer the 1995 Stock Incentive Plan, if approved by stockholders. The Committee met once during 1994 at a meeting attended by Messrs. Berkley and Nusbaum.

          The Audit Committee, composed of Messrs. Ablove and Donahue, advises the Board as to the selection of the Company's independent public accountants, monitors their performance, reviews all reports submitted by them and consults with them with regard to the adequacy of internal controls. The Committee met once during 1994 at a meeting attended by Messrs. Donahue and Ablove.

Compensation of Directors

          In 1992, the Board of Directors established a policy update under which each director receives an annual retainer of

$4,000 and a fee of $500 for each meeting attended. Pursuant to the Company's 1993 Non-Employee Director Stock Plan, the Company granted each non-employee director 10,667 shares of Class A Common Stock in payment of the 1994 annual retainer and 1,333 shares of Class A Common Stock for each Board of Directors meeting attended in 1994.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of March 2, 1995 those persons known by the Company to be the beneficial owners of more than 5% of the Class A Common Stock or Class B Common Stock:

                                                                                           Amount and
                                                                                             Nature
                                              Name and Address of                        of Beneficial               Percent
        Title of Class                         Beneficial Owner                            Ownership                 of Class


 Class A Common Stock         William R. Berkley* . . . . . . . . . . . . . . .             8,060,416                 53.1
                              c/o GEV Corporation
                              3 Greenwich Office Park
                              Greenwich, CT 06831

 Class B Common Stock         Chemical Bank, Barnett Bank of South Florida, N.A.            3,077,419                100.0
                              and The Chase Manhattan Bank**  . . . . . . . . .
                              c/o Chemical Bank
                              Special Loan Group
                              270 Park Avenue
                              48th Floor
                              New York, NY 10017



          The following table sets forth as of March 2, 1995 information regarding ownership by all officers and directors of the Company, as a group, and each director and officer individually, of Class A Common Stock. Except as described in the footnotes below, all amounts reflected in the table represent


* Mr. Berkley's holdings represent 52.1% of the voting power of the Company's outstanding capital stock as of March 2, 1995.

** Information obtained from a Schedule 13G, dated July 21, 1992, filed with the Securities and Exchange Commission by Chemical Bank ("Chemical"), Barnett Bank of South Florida, N.A. ("Barnett") and The Chase Manhattan Bank ("Chase"). The filing reported that (i) Chemical had acquired 2,305,676 shares of Class B Common Stock of which it was the beneficial owner with sole voting and dispositive power, (ii) Barnett had acquired 456,621 shares of Class B Common Stock of which it was the beneficial owner with sole voting and dispositive power and (iii) Chase had acquired 315,122 shares of Class B Common Stock of which it was the beneficial owner with sole voting and dispositive power. The filing further stated that while it had been made on a single basis under Rule 13d-1(b)(1)(ii)(H) of the Securities Exchange Act of 1934, the banks disclaimed the existence of any group within the meaning of Exchange Act Rule 13d-5(b)(1). The holdings of Chemical, Barnett and Chase represent 1.5%, 0.3% and 0.2%, respectively, of the voting power of the outstanding Common Stock as of March 2, 1995. The holdings of Chemical, Barnett and Chase represent 16.9% of the number of shares of Common Stock outstanding as of March 2, 1995.

shares the beneficial owners of which have sole voting and investment power.


                                                                               Amount and
                                                                                 Nature
                                             Name of                          of Beneficial                  Percent
       Title of Class                    Beneficial Owner                       Ownership                  of Class(1)


 Class A Common Stock        Philip J. Ablove  . . . . . . . . . . .             28,666                          *
                             William R. Berkley(2) . . . . . . . . .          8,060,416                        53.1
                             Andrew M. Bursky  . . . . . . . . . . .            689,500                         4.5
                             George H. Conrades  . . . . . . . . . .            425,333                         2.8
                             Donald J. Donahue . . . . . . . . . . .            736,666                         4.9
                             Jack H. Nusbaum . . . . . . . . . . . .             27,666                          *
                             Catherine B. James  . . . . . . . . . .            100,000                          *
                             Nelson A. Barber  . . . . . . . . . . .             38,500                          *
                             William L. Mahone . . . . . . . . . . .              1,000                          *
                             Joshua A. Polan . . . . . . . . . . . .             60,000                          *
                             All officers and directors as a group .         10,167,747                        67.0



*    less than 1%
(1) Percentages of Class A Common Stock are based on the 15,168,663 shares outstanding as of March 2, 1995.
(2) Mr. Berkley's holdings represent 52.1% of the voting power of the Company's outstanding capital stock.

          As discussed above under "Proposed Acquisition," the Company proposes to sell shares of its Class A Common Stock to the Interlaken Partnership and to certain of the Pioneer Selling Stockholders, and certain employees of Pioneer or its subsidiaries, in connection with the Pioneer Acquisition. If such additional shares are issued:

               (i)    The Interlaken Partnership would own
          11,363,636 shares of the Class A Common Stock, representing 36.6% of the Class A Common Stock and 36.2% of the voting power of the outstanding capital stock.

               (ii) Mr. Berkley would be the beneficial owner of 19,424,052 shares of the Class A Common Stock, representing 62.5% of the Class A Common Stock and 61.9% of the voting power of the outstanding capital stock, of which 11,363,636 shares, or 36.6%
          of the Class A Common Stock, would constitute the shares owned by the Interlaken Partnership as indicated in paragraph (i) above. Mr. Berkley, through controlled entities, is the sole general partner of the Interlaken Partnership and owns approximately 32% of the limited partnership interests in the Interlaken Partnership.

               (iii) Richard C. Kellogg, Jr., who is expected to be elected a director and President and Chief Executive Officer of the Company if the Pioneer Acquisition is consummated, would be the beneficial owner of a number of shares of the Class A Common Stock to be determined prior to the execution of agreements for the Acquisition. The Company presently expects that the shares to be acquired by Mr. Kellogg would represent at least 6.1% (but not more than 9.8%) of the Class A Common Stock and at least 6.0% (but not more than 9.7%) of the voting power of the outstanding capital stock.

               (iv)   All officers and directors as a group
          (including Mr. Kellogg) would, upon consummation of the Pioneer Acquisition, own beneficially (a) if Mr. Kellogg acquires the minimum number of shares referred to in clause (iii), above 23,425,322 shares of the Class A Common Stock, representing 75.4% of the Class A Common Stock and 74.6% of the voting power of the outstanding capital stock and (b) if Mr. Kellogg acquires the maximum number of shares referred to in clause (iii) above, 24,561,686 shares of Class A Common Stock, representing 79.0% of the Class A Common Stock and 78.3% of the voting power of the outstanding capital stock.

          The Company also expects that, if the Pioneer Acquisition is consummated and the 1995 Stock Incentive Plan is approved by the stockholders, Mr. Kellogg will be granted options to purchase 500,000 shares of Class A Common Stock, for an exercise price equal to the fair market value of such stock on the date of grant, pursuant to the 1995 Stock Incentive Plan. Such options would be exercisable in three equal installments on each of the first three annual anniversaries of the date of consummation of the Pioneer Acquisition.

          The Company knows of no current arrangements, including any pledge by any persons of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                            EXECUTIVE COMPENSATION

          The table below sets forth all compensation paid by the Company for services in all capacities for the three fiscal years ended December 31, 1994 to William R. Berkley, Chairman of the Board of the Company, who receives no compensation for acting in a capacity similar to that of a chief executive officer, and Nelson Barber, Vice President-Chief Financial Officer and Treasurer of the Company, who was compensated for his services through October 31, 1993. (In November 1993, Mr. Barber became Vice President-Controller/Treasurer of Fine Host Corporation, a privately held company of which Mr. Berkley is Chairman and majority stockholder.) Mr. Barber currently receives no compensation for the services rendered as Vice President-Chief Financial Officer and Treasurer of the Company. Mr. Barber was the only executive officer of the Company during 1994.


 Name and Principal Position                                                                  Annual Compensation
 ---------------------------                                                                  -------------------


 Compensation                                            Year                          Salary            Other Annual Compensation


 William R. Berkley  . . . . . . . . . . .               1994                           $ 0                      $6,000**
 Chairman of the Board
                                                         1993                         $2,000*                    $4,000**

                                                         1992                          8,000***



 Nelson A. Barber  . . . . . . . . . . . .               1994                          $  0
 Vice President-
 Chief Financial Officer and
 Treasurer****

                                                         1993                         83,333*****

                                                         1992                        100,000

                       EXECUTIVE OFFICERS OF THE COMPANY

          Mr. Barber, the only executive officer of the Company during 1994, has been employed by the Company since June 1989. Mr. Barber was named Vice President-Chief Financial Officer and Treasurer of the Company in June 1992. Since November 1993, Mr. Barber has also served as Vice President, Controller/Treasurer of Fine Host Corporation. From January 1990 through May 1992, Mr. Barber was Corporate Controller of the Company. Mr. Barber was Director of Corporate and International Accounting at Combustion Engineering from May 1987 to June 1989. Mr. Barber is 39 years of age.


*    Director's meeting fees.

** Mr. Berkley is not an officer of the Company. Pursuant to the 1993 Non-Employee Director Stock Plan, he received a grant of 16,000 shares of Class A Common Stock which was valued at $6,000 in payment of his 1994 annual director's retainer and director's meeting fees and 10,666 shares of Class A Common Stock which was valued at $4,000 in payment of his 1993 annual director's retainer.

*** Director's compensation only, which includes an annual retainer and meeting fees.

**** Mr. Barber was named Vice President-Chief Financial Officer and Treasurer of the Company in June 1992. From January 1990 through May 1992, Mr. Barber was Corporate Controller of the Company.

*****     Mr. Barber was only compensated through October 31, 1993.

          At a meeting of the Board of Directors of the Company held on February 23, 1995, the following persons were elected officers of the Company effective as of that date:


 Name and Position                                                  Business Experience During Past 5 Years, Age
 with the Company                                                                and Other Information



 Catherine B. James                               Ms. James has been a Managing Director of Interlaken Capital, Inc. since January
 President                                        1990.  Ms. James has served as a member of the Board of Directors of Strategic
                                                  Distribution, Inc. since 1990, as Executive Vice President of Strategic
                                                  Distribution, Inc. since January 1989 and as its Secretary and Treasurer since
                                                  December 1989.  She was Chief Financial Officer of Strategic Distribution, Inc.
                                                  from January 1989 until September 1993.  From 1982 through 1988, she was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure.  Ms. James is 42 years of age.

 William L. Mahone                                Mr. Mahone has served as Secretary of the Company since May 1993.  He has served
 Vice President -                                 as Vice President, General Counsel and Secretary of Interlaken Capital, Inc.
   General Counsel                                since September 1988.  For the six years prior to September 1988, Mr. Mahone was
   and Secretary                                  an associate attorney at the New York law firm of Willkie Farr & Gallagher.  Mr.
                                                  Mahone is 43 years of age.

 Joshua A. Polan                                  Mr. Polan has served as an executive officer of Interlaken Capital, Inc. since
 Vice President                                   June 1988, currently serving as a Managing Director.  He has served as a member of the Board of Directors of Strategic Distribution, Inc. since 1988.  For more than five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co.  Mr. Polan is 47 years of age.



          The Board of Directors expects that, upon consummation of the Pioneer Acquisition, Richard C. Kellogg, Jr. will be elected as President and Chief Executive Officer of the Company. Certain information with respect to Mr. Kellogg is set forth above under "Election of Directors."


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

          The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period commencing December 31, 1989 and ending December 31, 1994 to the cumulative total return on the Standard & Poor's 500 Stock Index and a peer group (consisting of Dean Foods Co., Fleming Companies Inc., Supervalu Inc. and Wetterau Inc. (which was acquired by Supervalu Inc. in October 1992)) consisting of those public companies whose business activities (wholesale food and dairy distribution) were similar to those of the Company from December 31, 1988 through December 31, 1992. For the period beginning on July 9, 1992, the graph relates to the Class A Common Stock, and the earlier period of the graph relates to the Company's Common Stock as it existed prior to that date. Dates are for fiscal years ending on December 31 in each of the years indicated. Since July 9, 1992, the date when the Reorganization Plan became effective and the Company emerged from bankruptcy proceedings, the Company believes that its historical peer group may no longer be relevant because, as a result of the Reorganization Plan, its operating subsidiaries had an independent board of directors until January 1995 and, during that period, management of the operating companies was vested in such independent board of directors. By the close of the fiscal year ended December 31, 1994, the Company's operating subsidiaries had ceased operations and disposed of substantially all of their assets. This graph assumes a $100 investment in the Company's Common Stock and in each index on December 31, 1989, and that all dividends paid by companies included in each index and by the Company were reinvested.

           [GRAPH APPEARS HERE. IT IS RESTATED BELOW IN TABULAR FORM]

                        COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG GEV CORPORATION, S&P 500 INDEX AND PEER GROUP INDEX


                                                                                       S&P                         Peer
    Measurement period                                       GEV                       500                        Group
  (Fiscal year Covered)                                  Corporation                  Index                       Index
  ---------------------                                  -----------                  -----                       -----
 Measurement PT - 12/89                                    $ 100                     $ 100                        $ 100

 FYE 12/90                                                 $  17.14                  $  96.90                     $ 101.03

 FYE 12/91                                                 $   2.50                  $ 126.42                     $ 109.84

 FYE 12/92                                                 $   2.86                  $ 136.05                     $ 115.31

 FYE 12/93                                                 $   2.86                  $ 149.76                     $ 126.17

 FYE 12/94                                                 $   2.86                  $ 151.74                     $ 101.75


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation and Stock Option Committee (the "Compensation Committee") determines the compensation of the Company's executive officers. During the fiscal year ended December 31, 1994, the only executive officer of the Company was its Vice President-Chief Financial Officer and Treasurer. The only element of his compensation was salary for fiscal years 1992 and 1993. While the Company was subject to the jurisdiction of the U.S. Bankruptcy Court, all salaries of officers were established by the Court and such salary levels were not changed through October 31, 1993. The Compensation Committee maintained the compensation of the Company's Vice President-Chief Financial Officer and Treasurer at the same level at which he was paid during 1992 because his duties and performance remained the same and the Company's performance remained the same. The Compensation Committee was satisfied that the Bankruptcy Court's analysis of the proper salary level remained applicable. As of November 1, 1993, Mr. Barber no longer receives any compensation from the Company although he continues to serve as the Company's Vice President-Chief Financial Officer and Treasurer. This change recognizes the diminution in Mr. Barber's post-reorganization responsibilities and that the Company does not currently have any operations.

William R. Berkley
Jack H. Nusbaum


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          William R. Berkley, a member of the Compensation Committee, is the Chairman of the Board of Directors of the Company and as of March 2, 1995 owned approximately 53.1% of the Class A Common Stock (representing approximately 52.1% of the voting power of the Company's outstanding capital stock). Jack H. Nusbaum, a member of the Compensation Committee, is a Senior Partner and Co-Chairman in the law firm of Willkie Farr & Gallagher, which regularly acts as counsel to the Company.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

          During 1990, the Company's Southeast Frozen Foods, Inc. subsidiary ("Southeast") borrowed an aggregate of $5,000,000 on an unsecured demand note basis from a private investment limited partnership in which companies affiliated with Mr. Berkley are all of the limited partners. No principal payments were made on the note. Mr. Berkley's indirect interest in the loans was less than 10% of the aggregate principal amount thereof. The loans represented an allowed unsecured claim subject to the same treatment as all other similarly situated unaffiliated unsecured claims of the bankruptcy estate of Southeast. In 1994, the limited partnership received in satisfaction of such claims an amount equal to 3% of the aggregate principal amount of the loans and the interest accrued thereon.

          During 1991, the Company borrowed funds on an unsecured basis on several occasions from Mr. Berkley for working capital purposes at times when it had reached the borrowing limit under its bank credit agreement. Each such loan was permitted indebtedness under the credit agreement, bore interest at an annual rate of the prime rate plus 1% and was repaid as soon as funds were available. On February 1 and February 4, 1991, Mr. Berkley loaned an aggregate of $4,200,000 to the Company for working capital purposes. No principal payments have been made on this loan. The loan represents an allowed unsecured claim subject to the same treatment as all other similarly situated unaffiliated unsecured claims of the bankruptcy estate of the Company.

          In February, 1994, the Company sold 4,410,000 shares of Class A Common Stock to certain investors, including five of its directors and officers, through a private placement for $.25 per share, resulting in approximately $1,000,000 in net proceeds. In the private placement, Messrs. Berkley, Bursky, Donahue, Conrades and Barber purchased 2,600,000 shares, 400,000 shares, 700,000 shares, 400,000 shares and 30,000 shares, respectively. Catherine B. James and Joshua A. Polan, who were elected officers of the Company in February 1995, purchased 100,000 shares and 60,000 shares, respectively, in the private placement.

          As described above under "Proposed Acquisition," the Interlaken Partnership is expected to purchase from the Company 11,363,636 shares of Class A Common Stock for a cash purchase price of approximately $____ per share, as part of the Company's financing of the Pioneer Acquisition. Mr. Berkley, through controlled entities, is the general partner of the Interlaken Partnership and also owns approximately 32% of the limited partnership interests in the Interlaken Partnership. The Company's proposed sale of Class A Common Stock to the Interlaken Partnership has been approved by a majority of the Company's disinterested and independent directors, who determined that the terms of the sale were at least as favorable to the Company as if they had been reached with non-affiliated parties. The price per share to be paid by the Interlaken Partnership for such shares will be the same as the price per share that the Pioneer Selling Stockholders will pay for the shares of Class A Common Stock to be purchased by them in connection with the Pioneer Acquisition.

          If the Pioneer Acquisition is consummated, the Company will pay Interlaken Capital, Inc. a fee of approximately $1.6 million as compensation for advisory services provided by Interlaken Capital, Inc. in connection with the Acquisition. Interlaken Capital, Inc. is a private investment and consulting firm controlled by William R. Berkley.

          If the Pioneer Acquisition is consummated, the Company expects that it will enter into an employment agreement with Richard C. Kellogg, Jr. and will grant to Mr. Kellogg options to purchase 500,000 shares of Class A Common Stock pursuant to the 1995 Stock Incentive Plan. See "Executive Officers of the Company". The Company also expects that Mr. Kellogg will enter into a stockholders agreement with the Company, Mr. Berkley and the Interlaken Partnership providing that, so long as Mr. Kellogg's employment agreement is in effect, Mr. Berkley and the Interlaken Partnership will vote their shares of Common Stock for Mr. Kellogg's election to the Company's Board of Directors and that Mr. Kellogg will vote his shares of Common Stock for the Board of Directors' nominees for election as directors.

          Jack H. Nusbaum, a director of the Company, is a Senior Partner and Co-Chairman in the law firm of Willkie Farr & Gallagher, which regularly acts as counsel to the Company.

          Each transaction involving officers of the Company, its controlling persons or affiliates was authorized at the time of the transaction or subsequently ratified by a majority of the Company's disinterested directors. In the future, the Company will not enter into any transactions with affiliated parties unless a majority of the disinterested and independent directors determines that the terms of such transactions will be at least as favorable to the Company as if made with non-affiliated parties.

PROPOSAL 2:    TO APPROVE AN AMENDMENT TO THE COMPANY'S THIRD RESTATED
               CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE
               SPLIT OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON
               STOCK

General

          The Board of Directors of the Company has approved an amendment to the Company's Third Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a one-for-four reverse split of the Company's issued and outstanding shares of Class A Common Stock and Class B Common Stock (the "Reverse Stock Split"). A copy of the proposed amendment to the Certificate of Incorporation effecting the Reverse Split is attached as Exhibit A. If the Reverse Stock Split is approved by stockholders, the Board of Directors will determine the date on which the Reverse Stock Split will become effective. Each share of Class A Common Stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one-fourth of one share of Class A Common Stock and each share of Class B Common Stock then outstanding will be reclassified as and changed into one-fourth of one share of Class B Common Stock.

Purpose and Effect of the Reverse Stock Split

          The principal effect of the reverse Stock Split will be to decrease the number of outstanding shares of Class A Common Stock from 15,168,663 (as of March 2, 1995) to approximately 3,792,165 shares and the number of outstanding shares of Class B Common Stock from 3,077,419 (as of March 2,
1995) to approximately 769,354 (assuming, in each case, that no additional shares have been issued subsequent to March 2, 1995). The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split (other than as a result of payment of cash in lieu of fractional shares (as discussed below)), and the par value of the Common Stock will remain at $.01 per share. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's capital stock, which will remain at 60,000,000.

          The Company expects that, if the Pioneer Acquisition is consummated, the Company will attempt to have the Class A Common Stock listed for trading on the National Market System of NASDAQ (the "National Market System") or the Nasdaq Small Cap Market. The Company currently does not qualify for admission to the National Market System because, among other factors, its per-share price is too low and it cannot meet certain financial statement requirements. The Board of Directors believes that a decrease in the number of shares of Class A Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of the Class A Common Stock and that a higher price should be more appropriate for admission to the National Market System or the Nasdaq Small Cap Market, although no assurance can be given that the market price of the Class A Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from the Reverse Stock Split. The Company also believes that its ability to have the Class A Common Stock accepted for trading on the National Market System or the Nasdaq Small Cap Market may be enhanced by the Pioneer Acquisition and the earnings and assets of Pioneer. The Company does not expect that it will apply for listing on the National Market System or the Nasdaq Small Cap Market if the Pioneer Acquisition is not consummated, and there can be no assurance that, even if the Pioneer Acquisition is consummated, the Company will be able to meet the requirements for listing on the National Market System or the Nasdaq Small Cap Market or to obtain a waiver of such requirements.

          The Board of Directors further believes that the relatively low per-share market price of the Class A Common Stock may impair the acceptability of the Class A Common Stock to certain institutional investors and other members of the investing public. While the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires it or the Company's reputation in the financial community, the Company believes that, in practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

          There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Class A Common Stock, that the marketability of the Class A Common Stock will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

Certificates and Fractional Shares

          The certificates presently representing shares of Common Stock will be deemed to represent one-fourth the number of shares of Common Stock after the effective date of the Reverse Stock Split. New certificates of Common Stock will be issued in due course as old certificates are tendered to the transfer agent for exchange or transfer. No fractional shares of Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of Common Stock not evenly divisible by four, and stockholders holding less than four shares of Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of Common Stock. The price payable by the Company for the fractional shares of Class A Common Stock or Class B Common Stock will be determined by multiplying the fraction of a new share by the equivalent of the average of the bid and asked prices for one old share of Class A Common Stock for the ten business days immediately preceding the effective date of the Reverse Stock Split for which transactions in the Common Stock are reported, as determined from the NASD OTC Bulletin Board.

Source of Funds

          The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's stockholder list indicates that a portion of the outstanding Class A Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay to redeem such shares. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

Federal Income Tax Consequences

          Except as described below with respect to cash received in lieu of fractional share interests, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the Reverse Stock Split is approved, the tax basis of Common Stock received as a result of the Reverse Stock Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split, including any fractional share interests to which a stockholder is entitled. A stockholder who receives cash in lieu of fractional shares of Common Stock will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of Common Stock, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash.

Effectiveness

          In accordance with Delaware law and notwithstanding approval of the amendment by stockholders, at any time prior to the filing of the Certificate of Amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendment without any further action by stockholders.

Voting

          Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock is necessary for approval of the Reverse Stock Split.

           The Board of Directors recommends that stockholders vote
                "FOR" the approval of the Reverse Stock Split.


PROPOSAL 3:    TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
               CHANGE THE COMPANY'S NAME FROM GEV CORPORATION TO PIONEER
               COMPANIES, INC.

          The Board of Directors has approved an amendment to the Certificate of Incorporation that would change the Company's name from GEV Corporation to "Pioneer Companies, Inc.". The Board is now submitting this amendment to the stockholders for approval.

          If the name change is approved by the stockholders, Article FIRST of the Certificate of Incorporation will be amended to read in full as follows:

          "FIRST:  The name of the Corporation is: Pioneer Companies, Inc."

          The Board of Directors is recommending the name change to stockholders to identify the Company with Pioneer Americas, Inc., which will become a wholly owned subsidiary of the Company from the consummation of the Pioneer Acquisition and will then account for nearly all the Company's revenues.

          The proposal to change the Company's name requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock. If the stockholders approve this amendment and the Pioneer Acquisition is consummated, the Company intends to file a Certificate of Amendment to the

Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the name change promptly after the occurrence of both these events. In accordance with the Delaware law and notwithstanding approval of the amendment by the stockholders, at any time prior to the filing of the Certificate of Amendment, the Board of Directors of the Company may, in its discretion, abandon the proposed amendment without further action by the stockholders. This proposal would be abandoned, and the name of the Company would not be changed, if the Pioneer Acquisition is not consummated.

          The Board of Directors recommends that stockholders vote "FOR" the proposed name change.


PROPOSAL 4:    APPROVAL OF THE 1995 STOCK INCENTIVE PLAN

          On February 23, 1995, the Board of Directors adopted the 1995 Stock Incentive Plan (the "Plan"), subject to stockholder approval, under which 3,000,000 shares of Class A Common Stock (before giving effect to the proposed Reverse Stock Split) were reserved for issuance pursuant to the grant of stock based awards under the Plan. The Company is seeking stockholder approval of the Plan for the purpose of complying with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 and Sections 162(m) and 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

Purpose and Eligibility

          The purpose of the Plan is to provide a means through which the Company and its subsidiaries may attract able persons to enter and remain in the employ of the Company and its subsidiaries and to provide a means whereby those key employees upon whom the responsibilities for the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and promoting an identity of interest between stockholders and these employees.

          Pursuant to the Plan, officers and employees of the Company and its subsidiaries (other than employees subject to a collective bargaining agreement) are eligible to be selected by the Compensation Committee as participants to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share unit awards and phantom stock unit awards, and awards consisting of combinations of such incentives.

Assuming that the Pioneer Acquisition is consummated, approximately 450 employees would be eligible to participate in the Plan. There are currently 5 employees of the Company eligible to participate in the Plan.

Administration

          The Plan will be administered by the Compensation Committee. The Compensation Committee, in its sole discretion, will determine which eligible employees of the Company and its subsidiaries may participate in the Plan and the type, extent and terms of the equity-based awards to be granted to them. No Compensation Committee member will be eligible to participate in the Plan.

Awards

          Stock options granted under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"). The exercise price of the options will be determined by the Compensation Committee when the options are granted, subject to a minimum price in the case of NQSOs intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and ISOs of the Fair Market Value (as defined in the Plan) of the Class A Common Stock on the date of grant and to a minimum price in the case of all other NQSOs of the par value of the Class A Common Stock. The option exercise price may be paid in cash or in shares of Class A Common Stock having a Fair Market Value on the date of exercise equal to the exercise price or, in the discretion of the Compensation Committee, by delivery to the Company of (i) other property having a Fair Market Value on the date of exercise equal to the option exercise price, or (ii) a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

          An SAR may be granted as a supplement to a related stock option or may be granted independent of any option. SARs granted in connection with an option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding option. SARs granted independent of any option will vest and lapse according to the terms and conditions set by the Compensation Committee. An SAR will entitle its holder to be paid an amount equal to the excess of the Fair Market Value of the Class A Common Stock subject to the SAR on the date of exercise over the exercise price of the related stock option, in the case of an SAR granted in connection with an option, or the Fair Market Value of the Class A Common Stock subject to the SAR on the date of exercise over the Fair

Market Value of the Class A Common Stock on the date of grant, in the case of an SAR granted independent of an option.

          Shares of Class A Common Stock covered by a restricted stock award will not be issued to the recipient at the time the award is granted but will be deposited with an escrow agent until the end of the restricted period set by the Compensation Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or a subsidiary and other restrictions and conditions established by the Compensation Committee at the time the award is granted.

          A phantom stock unit award will provide for the future payment of cash or the issuance of shares of Common Stock to the recipient if continued employment or other conditions established by the Compensation Committee at the time of grant are attained.

          A performance share unit award will provide for the future payment of cash or the issuance of shares of Class A Common Stock to the recipient upon the attainment of certain corporate performance goals established by the Compensation Committee over three to five year performance award periods. At the end of each performance award period, the Compensation Committee decides the extent to which the corporate performance goals have been attained and the amount of cash or Class A Common Stock to be distributed to the participant. Participants may choose to defer the payment of a performance share unit award by filing a deferral election form with the Compensation Committee prior to the time the payment is due. At the election of the participant, deferred amounts are deemed invested in an interest bearing account, phantom stock units or other hypothetical investment equivalent from time to time made available under the Plan.

Effect of Change in Control of the Company

          In the event of a Change in Control of the Company (as defined below) all options and SARs will become immediately vested and exercisable, the restrictions with regard to restricted stock will lapse and phantom stock unit awards will become immediately payable. In addition, in the event of such an occurrence, the Compensation Committee will immediately determine the extent to which any performance goals have been met with regard to any outstanding performance share unit awards and will cause any amounts determined to be earned due to the full or partial attainment of such goals to be immediately paid to participants. Finally, all amounts deferred under the Plan will be immediately paid out. For purposes of the Plan, a Change in Control is defined as (1) the acquisition by any person or group of persons, acting in concert, other than William R. Berkley or his affiliates, of 30% or more of either the outstanding Common Stock or the combined voting power of the Company's outstanding securities, (2) a change in the majority membership of the Board over a two year period not authorized by the members in office at the beginning of such two year period, or (3) a liquidation or dissolution of the Company or a sale of substantially all of the Company's assets.

Shares Subject to the Stock Incentive Plan

          The Company has reserved 3,000,000 shares of Class A Common Stock (before giving effect to the proposed Reverse Stock Split) for issuance under the Plan. No more than 500,000 shares of Class A Common Stock (before giving effect to the proposed Reverse Stock Split) may be issued to any one person pursuant to awards of options or SARs during any one year.

Market Value

          On March 2, 1995, the mean of the bid and asked prices of Class A Common Stock, as reported on the NASD OTC Bulletin Board, was $[______] per share.

Federal Tax Consequences

          Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the Plan.

ISOs

          No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Class A Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

          If the Class A Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and
(2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Class A Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

          Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

          For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

NQSOs

          With respect to NQSOs: (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

          Optionees are strongly advised to consult with their individual tax advisers to determine their personal tax consequences resulting from the grant and/or exercise of options under the Plan.

Recommendation and Vote

          Approval of the adoption of the Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present, in person or by proxy, at the meeting.

     The Board of Directors recommends a vote "FOR" the approval of the Plan.

                               NEW PLAN BENEFITS

          The grant of equity-based awards under the Plan is entirely within the discretion of the Compensation Committee. The Company cannot forecast the nature or extent of awards that will be made in the future, nor the nature or extent of awards that would have been granted in the last fiscal year had the Plan been in operation during such time. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts to be allocated under the Plan.


PROPOSAL 5:    APPOINTMENT OF INDEPENDENT AUDITORS

          Deloitte & Touche LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1995. The Board of Directors is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of Deloitte & Touche LLP is not ratified at the Annual Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1995 fiscal year without further stockholder action. Further, even if the appointment of auditors is ratified by stockholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of stockholders.

          It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.


          It is the intention of the persons named on the enclosed form of proxy to vote "FOR" ratification of the selection of Deloitte & Touche LLP unless otherwise directed.

                       REPORTING UNDER SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Class A Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of Section 16(a) reports furnished to Company, the Company has identified the following instances of reports which were not filed in a timely manner. The purchases by Messrs. Berkley, Bursky, Conrades, Donahue and Barber of shares of Class A Common Stock from the Company in a private placement were reported either one or two months late. A sale of Class A Common Stock by Mr. Donahue was reported approximately 3 weeks late and Mr. Bursky's initial report of ownership was reported 1 week late.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

          It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for March 27, 1995 will be held on or about May 20, 1996. All stockholder proposals relating to a proper subject for action at the 1996 Annual Meeting to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received by the Company for its consideration at its principal executive offices no later than December 30, 1995, all in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Any such proposal should be submitted by certified mail, return receipt requested.

                              By Order of the Board of Directors,


                              WILLIAM R. BERKLEY
                              Chairman of the Board

                                                                     Exhibit A


                   Proposed Amendment to the Certificate of
                Incorporation to Effect the Reverse Stock Split

     Article Fourth of the Certificate of Incorporation is hereby amended by the addition of the following paragraphs immediately following paragraph D:

     "E. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Class A Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fourth (1/4) of a share of Class A Common Stock (the "New Class A Common Stock"), subject to the treatment of fractional share interests as described below. Such reclassification and change of Old Class A Common Stock into New Class A Common Stock shall not change the par value per share of the shares reclassified and changed, which par value shall remain $.01 per share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class A Common Stock (the "Old Class A Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Class A Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Class A Certificates," whether one or more) representing the number of whole shares of New Class A Common Stock into which and for which the shares of the Old Class A Common Stock formerly represented by such Old Class A Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Class A Certificates shall represent only the right to receive New Class A Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class A Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Class A Certificates shall receive, in lieu of any fraction of a share of New Class A Common Stock to which the holder would otherwise be entitled, a cash payment therefor in an amount equal to the product of (a) the fraction of such share and (b) the average of the last reported bid and asked prices of one share of Old Class A Common Stock, as reported on the NASD OTC Bulletin Board, for the ten business days immediately preceding the Effective Date for which transactions in Old Class A Common Stock are reported thereon. If more than one Old Class A Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Class A Common Stock for which New Class A Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Class A Certificates so surrendered. In the event that the Transfer Agent determines that a holder of Old Class A Certificates has not tendered all the holder's certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one holder shall not exceed the value of one share. If any New Class A Certificate is to be issued in a name other than that in which the Old Class A Certificates surrendered for exchange are issued, the Old Class A Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Class A Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Class A Common Stock into which and for which the shares of the Old Class A Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Class A Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     F. Simultaneously with the Effective Date, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Class B Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fourth (1/4) of a share of Class B Common Stock (the "New Class B Common Stock"), subject to the treatment of fractional share interests as described below. Such reclassification and change of Old Class B Common Stock into New Class B
Common Stock shall not change the par value per share of the shares reclassified, which par value shall remain $.01 per share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class B Common Stock (the "Old Class B Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Class B Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Class B Certificates," whether one or more) representing the number of whole shares of New Class B Common Stock into which and for which the shares of the Old Class
B Common Stock formerly represented by such Old Class B Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Class B Certificates shall represent only the right to receive

New Class B Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class B Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Class B Certificates shall receive, in lieu of any fraction of a share of New Class B Common Stock to which the holder would otherwise be entitled, a cash payment therefor in an amount equal to the product of (a) the fraction of such share and (b) the average of the last reported bid and asked prices of one share of Old Class A Common Stock, as reported on the NASD OTC Bulletin Board, for the ten business days immediately preceding the Effective Date for which transactions in Old Class A Common Stock are reported thereon. If more than one Old Class B Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Class B Common Stock for which New Class B Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Class B Certificates so surrendered. In the event that the Transfer Agent determines that a holder of Old Class B Certificates has not tendered all the holder's certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one holder shall not exceed the value of one share. If any New Class B Certificate is to be issued in a name other than that in which the Old Class B Certificates surrendered for exchange are issued, the Old Class B Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Class B Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Class B Common Stock into which and for which the shares of the Old Class B Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Class B Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

                                    PROXY

                                GEV CORPORATION


This proxy is solicited on behalf of the Board of Directors of GEV Corporation in connection with its Annual Meeting of Stockholders
                         to be held on March 27, 1995.

          The undersigned hereby appoints William R. Berkley and Andrew M. Bursky, and each of them, proxies with several powers of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of GEV Corporation to be held on Monday, March 27, 1995, or any adjournment or postponement thereof, upon the matters below as described in the notice of meeting and accompanying proxy statement, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present. The undersigned hereby revokes any prior proxy or proxies. If more than one of the above named proxies shall be present in person or by substitute, a majority of the proxies so present and voting shall have and may exercise all the powers hereby granted.

          This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

     ____________                        [X]      Please mark
       COMMON                                     your votes
                                                  like this

(1)  To elect two Directors to     FOR each       WITHHOLD
     hold office for a term of     nominee        AUTHORITY
     three years until the         listed         to vote for
     Annual Meeting of Stock-      (except as     each nominee
     holders in 1998 and until     indicated      listed
     their successors are duly     to the
     chosen:                       contrary)
     Donald J. Donahue and
     Jack H. Nusbaum

     INSTRUCTION:  To withhold
     authority to vote for any
     individual nominee, write
     such nominee's name in
     the space provided below:       [ ]             [ ]


     ___________________________

(2)  To approve an amendment       FOR       AGAINST   ABSTAIN
     to the Company's Third
     Restated Certificate of
     Incorporation (the
     "Certificate of In-
     Corporation") to effect a
     one-for-four reverse
     split of the Company's
     Class A Common Stock and
     Class B Common Stock.         [ ]          [ ]      [ ]


(3)  To approve an amendment       FOR       AGAINST   ABSTAIN
     to the Company's Cer-
     tificate of Incorporation
     to change the name of the
     Company from GEV
     Corporation to Pioneer
     Companies, Inc.               [ ]          [ ]      [ ]


(4)  To approve the 1995           FOR       AGAINST   ABSTAIN
     Stock Incentive Plan
                                   [ ]          [ ]      [ ]

(5)  To ratify the appointment     FOR       AGAINST   ABSTAIN
     of Deloitte & Touche LLP as
     independent certified
     public accountants for the
     Company for the fiscal year
     ending December 31, 1995.     [ ]          [ ]      [ ]



Please SIGN exactly as name(s)
appear on your stock certificates.
For joint accounts, all co-owners
should sign.  Those signing as
attorney, administrator, trustee,
executor, guardian or corporate
executor, please give your full
title as such.

Dated _____________, 1995

Signature_____________________________________

Signature if held jointly_____________________


PLEASE MARK, SIGN, DATE AND
MAIL THIS PROXY IN THE
ENVELOPE PROVIDED.